EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned members of the Board of Directors of Eastman Chemical Company, hereby severally constitute and appoint Kellye L. Walker, Clark L. Jordan, and Mark D. Austin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Eastman Chemical Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Signature	Title	Date

Mark J. Costa	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Humberto P. Alfonso Humberto P. Alfonso	Director	April 1, 2022

/s/ Brett D. Begemann Brett D. Begemann	Director	April 1, 2022

/s/ Edward L. Doheny II Edward L. Doheny II	Director	April 4, 2022

/s/ Julie F. Holder Julie F. Holder	Director	March 31, 2022

/s/ Renée J. Hornbaker Renée J. Hornbaker	Director	March 31, 2022

/s/ Kim Ann Mink Kim Ann Mink	Director	April 1, 2022

/s/ James J. O’Brien James J. O’Brien	Director	March 31, 2022

/s/ David W. Raisbeck David W. Raisbeck	Director	April 1, 2022

/s/ Charles K. Stevens III Charles K. Stevens III	Director	April 1, 2022